Exhibit 8.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

www.paulweiss.com

January 19, 2010

Agrium Inc.

13131 Lake Fraser Drive SE

Calgary, AB T2J 7E8

Re: Offer to Exchange Shares of CF Industries Holdings, Inc.

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel for Agrium, Inc., a Canadian corporation (the “Company”), in connection with its offer (the “Offer”) to exchange shares of its common stock for shares of common stock of CF Industries Holdings, Inc., a Delaware corporation, as described in the registration statement on Form F-4 filed with the Securities and Exchange Commission on March 16, 2009, as amended on March 30, 2009, May 4, 2009, May 14, 2009 and January 19, 2010 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used and not otherwise defined herein have the respective meanings given those terms in the Registration Statement.

We have been requested to render our opinion as to certain tax matters in connection with the Registration Statement. In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that all documents submitted to us have been duly executed to the extent required and (iv) that the transactions related to the Offer and the Proposed Merger will be consummated in the manner contemplated by the Registration Statement.

The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.

The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

Agrium Inc.

January 19, 2010

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations contained herein or in the Registration Statement, we hereby confirm that, although the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences” does not purport to discuss all possible United States federal income tax consequences of the Offer to holders, such discussion constitutes, in all material respects, a fair and accurate description of the material United States federal income tax consequences of the Offer under current United States federal income tax law and is incorporated in this opinion.

In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America.

Furthermore, in rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by the officers and other representative of the Company or that are set forth in the Registration Statement, which we assume have been, and will continue to be, true.

We are furnishing this letter in our capacity as United States federal income tax counsel to the Company. We assume no responsibility to advise the Company of any subsequent changes in existing laws or facts, nor do we assume any responsibility to update this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings “Material United States Federal Income Tax Consequences” and “Legal Matters” contained in the prospectus/offer to exchange included in the Registration Statement. The issuance of such a consent does not concede that we are an “expert” for purposes of the Securities Act.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP